Exhibit 10.2

promissory Note

$97,691,000.00	August 7, 2026

1. Promise to Pay. FOR VALUE RECEIVED, THE ARENA GROUP HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to RENEW GROUP PRIVATE LIMITED, a private limited company registered under the laws of Singapore (the “Lender”), or to order, on August 6, 2029 (the “Maturity Date”), the principal amount of NINETY-SEVEN MILLION SIX HUNDRED NINETY-ONE THOUSAND AND 00/100 DOLLARS ($97,691,000.00), together with interest on the unpaid principal amount hereof until paid at the rate per annum set forth below.

2. Loan Agreement. This Promissory Note (this “Note”) is the promissory note described in Section 2 of that certain Loan and Security Agreement of even date herewith between the Lender and the Borrower (as amended, restated, ratified or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms but not specifically defined in this Note have the meanings given to the respective terms in the Loan Agreement. This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of the Loan Agreement and the other Loan Documents, but neither this reference to the Loan Agreement, the other Loan Documents nor any provision thereof will affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as herein provided, subject only to any applicable notice and grace periods in the Loan Agreement. The indebtedness evidenced by this Note is secured by the liens and security interests described in the Loan Agreement and the other Loan Documents.

3. Interest. Interest will accrue in arrears on the principal balance of this Note outstanding from time to time at the fixed interest rate of ten percent (10%) per annum (the “Interest Rate”).

4. Interest Computations. Interest due with respect to this Note will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. If the due date for any payment required under this Note is extended by operation of law, interest will be payable for such extended time. If any payment required under this Note is due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension will be included in computing interest in connection with such payment.

5. Payment Terms. Subject to the Lender’s right to accelerate the maturity of this Note upon the occurrence of an Event of Default (as defined below and as provided in the other Loan Documents), the Borrower will pay the principal of, and accrued interest on, this Note as follows:

(a) The Borrower will pay to the Lender accrued and unpaid interest under this Note quarterly in arrears, with the first payment of interest due on September 30, 2026.

(b) The Borrower will pay to the Lender seven (7) consecutive quarterly installments of principal in the amount of One Million and 00/100 Dollars ($1,000,000.00) each in accordance with the following schedule:

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Installment:	Due Date:

First Quarterly Installment	September 30, 2027

Second Quarterly Installment	December 31, 2027

Third Quarterly Installment	March 31, 2028

Fourth Quarterly Installment	June 30, 2028

Fifth Quarterly Installment	September 30, 2028

Sixth Quarterly Installment	December 31, 2028

Seventh Quarterly Installment	March 31, 2029

Eighth Quarterly Installment	June 30, 2029

(c) On the Maturity Date, the Borrower will pay to the Lender the entire principal amount outstanding under this Note, together with all accrued and unpaid interest thereon and any other fees, charges, costs and expenses payable to the Lender hereunder or under any of the other Loan Documents.

Principal amounts paid by the Borrower to the Lender under this Note may not be borrowed or reborrowed, and the Loan will be permanently reduced by the amount so repaid.

6. Prepayment. The Borrower may prepay this Note in whole or in part at any time without penalty, provided that the Borrower pays to the Lender, concurrently with such prepayment, all accrued but unpaid interest on this Note through the date of prepayment. The Borrower acknowledges and agrees that the Loan evidenced by this Note is not a revolving credit facility, so any and all amounts so prepaid may not be borrowed or reborrowed, and the Loan will be permanently reduced by the amount so prepaid.

7. Events of Default. The occurrence or existence of an Event of Default pursuant to, and as defined in, the Loan Agreement, including, without limitation the Borrower’s failure to pay any installment of principal or interest on this Note or any other sum due hereunder within 5 Business Days after the date when due or upon the Lender’s written demand, as applicable, will constitute an event of default under this Note (an “Event of Default”). The Lender, at its option, upon or at any time after the occurrence of an Event of Default, may: (a) declare the then outstanding principal amount of this Note, together with all accrued and unpaid interest thereon and all other agreed or permitted charges owing by the Borrower hereunder, to be, and the same will thereupon become, immediately due and payable without notice to or demand upon the Borrower, all of which the Borrower hereby expressly waives; and (b) pursue all rights and remedies available under the Loan Documents and at law or in equity. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof. All rights and remedies of the Lender under the terms of this Note and the other Loan Documents and applicable statutes or rules of law are cumulative and may be exercised successively or concurrently, and no single or partial exercise of any right or remedy available to the Lender will preclude other or further exercise thereof or the exercise of any other right or remedy.

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8. Acceleration; Default Interest and Late Charges. Upon the occurrence of an Event of Default, and the continuation of the same unwaived beyond any grace or cure periods applicable thereto in the Loan Documents: (a) the aggregate unpaid balance of principal of this Note, plus accrued interest hereon and all other unpaid Obligations with respect hereto, may become or may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement; and (b) all Obligations evidenced hereby will bear interest at the Default Rate equal to four percent (4%) above the then applicable interest rate under this Note. In addition, if any payment required under this Note is not paid in full within ten (10) days after its due date, the Borrower will pay to the Lender, on demand, a late payment charge equal to five percent (5%) of the overdue payment.

9. Application of Payments. Any payments received by the Lender with respect to this Note prior to the occurrence of an Event of Default will be applied first to any costs, expenses and fees due to the Lender, second to any accrued and unpaid interest hereunder, and third to the unpaid principal hereunder (in order of maturity). Any payments received after the occurrence of an Event of Default will be applied to the Obligations in such a manner as the Lender shall determine.

10. Place for Payments. All payments under this Note must be made at the office of the Lender at the address set forth in the Loan Agreement (or at such other place as the Lender may designate from time to time in writing) in lawful money of the United States of America in immediately available funds.

11. Waivers by Borrower. The Borrower hereby waives presentment, demand, notice of dishonor, notice of nonpayment, protest and all other demands and notices (except as provided in or required by the Loan Agreement) in connection with the delivery, acceptance, performance and enforcement of this Note. The Borrower’s liability hereunder will remain unimpaired notwithstanding any extension of the time for payment or other indulgence granted by the Lender, or the release of all or any part of the security granted to the Lender, in connection with the indebtedness evidenced hereby or the liability of any party which may assume or otherwise be liable for the obligation to make payment of the indebtedness evidenced hereby or the performance of the obligations of the Borrower under any of the Loan Documents.

12. Business Purposes. The Borrower represents to the Lender that the proceeds of this Note will be used solely for business purposes in accordance with the Loan Agreement and shall not be used for personal, family, or household purposes.

13. Note as Loan Document. This Note constitutes a Loan Document under and as defined in the Loan Agreement and will be governed by the provisions of the Loan Agreement pertaining to set-off, governing law, and jurisdiction and forum. In furtherance of the foregoing, the provisions of Section 8 of the Loan Agreement are expressly incorporated herein by reference, mutatis mutandis.

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14. Guaranty. This Note is guaranteed by each of the Guarantors identified in the Loan Agreement pursuant to a Guaranty of even date herewith.

15. Security. This Note is secured by any and all assets of Borrower and of each of the Guarantors. An Event of Default under this Note will constitute an Event of Default under all other Loan Documents, and an Event of Default under any of the other Loan Documents will constitute an Event of Default under this Note.

16. Enforcement Costs. The Borrower promises to pay all costs of collection, including attorneys’ fees and legal expenses as set forth in the Loan Agreement.

17. Governing Law. This Note shall be governed by the laws of the State of Michigan, without regard to conflict of laws principles, which laws shall govern the enforceability, validity and interpretation of this Note.

18. WAIVER OF JURY TRIAL, SERVICE OF PROCESS AND DAMAGES.

the borrower, and by its acceptance hereof, the lender, hereby knowingly, voluntarily and intentionally waives the right to a trial by jury with respect to any claim arising out of, under or in connection with this note or any course of conduct, course of dealings, statements (whether verbal or written) or actions of the borrower or the lender, including, without limitation, any course of conduct, course of dealings, statements or actions of the lender relating to the administration of the loan or enforcement of this note or the other loan documents. the borrower hereby agrees it will not seek to consolidate any such action with any other action in which a jury cannot be or has not been waived.

in any action or proceedings arising out of or relating to this note, or the interpretation or enforcement hereof, the borrower hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocable agrees that the service thereof may be made in the manner and to the address specified for notices in the loan agreement.

except as prohibited by law, the borrower hereby waives any right it may have to claim or recover in any litigation any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

the borrower certifies that no representative, agent or attorney of the lender has represented, expressly or otherwise, that the lender would not, in the event of litigation, seek to enforce the foregoing waivers and agreements, each of which constitute a material inducement for the lender to accept this note and to make the loan.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date first above written.

THE ARENA GROUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Geoffrey Wait
Geoffrey Wait, Principal Financial Officer